UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: November 3, 2015

(Date of earliest event reported)

BIO-RAD LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-7928

Delaware	94-1381833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Alfred Nobel Dr.

Hercules, California 94547

(Address of principal executive offices, including zip code)

(510) 724-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 3, 2015, Bio-Rad Laboratories, Inc. (the “Company” or “Bio-Rad”) announced an amended and restated Code of Business Ethics and Conduct (the “Code”).

The Code updates the Company’s prior Code of Business and Conduct (the “Prior Code”) to enhance readability and to provide a more user-friendly resource for Bio-Rad workforce members. The Code includes greater detail on many of the topics covered by the Prior Code, as well as practical questions and answers on many of the topics and references to other Bio-Rad policies and procedures. The Code also addresses new topics, many of which were addressed in other Bio-Rad policies and procedures, including: interacting with healthcare professionals and organizations, competitor information, research and development, product quality and safety, money laundering, safeguarding company assets and reputation, charitable contributions and community impact, communicating with media and investors and political activities. The Code also updates the provisions regarding seeking guidance and reporting concerns.

The foregoing summary is qualified in its entirety by reference to the Code, a copy of which is attached hereto as Exhibit 14.1 to this report and is hereby incorporated by reference herein. A copy of the Code is also posted on the Corporate Governance section of the Company’s website (www.bio-rad.com). In the future, the Company intends to disclose amendments to, or waivers of a provision of, the Code by posting the same to its website.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

14.1	Bio-Rad Code of Business Ethics and Conduct

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-RAD LABORATORIES, INC.

Date: November 9, 2015	By:	/s/ Christine A. Tsingos
Christine A. Tsingos
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

14.1	Bio-Rad Code of Business Ethics and Conduct